SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               (Amendment No. 1)

                                 June 13, 1996
                                (Date of Report)
                       (Date of earliest event reported)


                            JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)



               0-11507                                    13-5593032
- ----------------------------------------   -------------------------------------
        Commission File Number                IRS Employer Identification Number

    605 Third Avenue, New York, NY                        10158-0012
- ----------------------------------------   -------------------------------------
Address of principal executive offices                     Zip Code

Registrant's telephone number, including
         area code:                                   (212) 850-6000
                                           -------------------------------------





             This is the first page of a twenty five page document.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

The following information is herewith filed as an amendment to the Form 8-K dated June 13, 1996 filed by the Company in connection with its acquisition of a 90% interest in the German based VCH Publishing Group (VCH) through the purchase of 90% of the shares of VCH Verlagsgesellschaft mbH.


ITEM 7(A). FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED                  PAGE NO.
           -------------------------------------------                  --------

           Report of Independent Public Accountants                        3

           Consolidated Balance Sheets as of December 31, 1995, 1994
           and 1993                                                        4

           Consolidated Income Statements for the years ended
           December 31, 1995, 1994 and 1993                                5

           Consolidated Statements of Shareholders' Equity (Deficit)
           for the years ended December 31, 1995, 1994 and 1993            6

           Consolidated Statements of Cash Flows for the years ended
           December 31, 1995, 1994 and 1993                               7-8

           Notes to Consolidated Financial Statements                     9-19


ITEM 7(B). PRO FORMA FINANCIAL INFORMATION
           -------------------------------

           Introduction                                                   20-21

           Unaudited Pro Forma Condensed Combined Statement of Financial
           position of John Wiley & Sons, Inc. and VCH Publishing Group    22

           Unaudited Pro Forma condensed Combined Statement of Income of
           John Wiley & Sons, Inc. and VCH Publishing Group.               23

           Notes to Unaudited Pro Forma Condensed Combined Financial Information of John Wiley & Sons, Inc. and VCH Publishing
           Group.                                                          24

SIGNATURE                                                                  25

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
- ----------------------------------------




TO THE MANAGEMENT OF


VCH VERLAGSGESELLSCHAFT MBH, WEINHEIM
- -------------------------------------


We have audited the accompanying consolidated balance sheets of VCH Verlagsgesellschaft mbH, Weinheim and subsidiaries as of December 31, 1993, 1994 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VCH
Verlagsgesellschaft mbH, Weinheim, and subsidiaries as of the three years ended December 31, 1993, 1994 and 1995, in conformity with accounting principles generally accepted in the United States.


Eschborn/Frankfurt am Main


July 31, 1996


                                  ARTHUR ANDERSEN
                           Wirtschaftsprufungsgesellschaft
                           Steuerberatungsgesellschaft mbH


                       Fluck                           Herzing
                  Wirtschaftsprufer                Wirtschaftsprufer

                 VCH VERLAGSGESELLSCHAFT MBH, WEINHEIM, GERMANY
                 ----------------------------------------------

       CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1993, 1994 AND 1995
       ------------------------------------------------------------------


      ASSETS                                                                        1993                1994               1995
      ------                                                                         DM                  DM                 DM
                                                                               -------------       -------------       -------------
I     CURRENT ASSETS
      --------------
           Cash and equivalents                                                 7,898,970.30        1,036,313.04        1,277,835.60
                                                                               -------------       -------------       -------------
           Accounts receivable
               Trade receivables,
                    net of allowances for doubtful accounts                    18,070,515.72       16,358,918.23       13,487,392.21
               Accounts due from other group companies                             64,682.77          415,578.01          415,236.66
               Current loans                                                       32,000.00           12,000.00           62,000.00
                                                                               -------------       -------------       -------------
                                                                               18,167,198.49       16,786,496.24       13,964,628.87
                                                                               -------------       -------------       -------------
           Inventories
               Raw materials and supplies                                         692,003.09          667,044.33          796,384.25
               Work-in-process                                                  6,738,367.84        7,565,094.84        6,903,905.21
               Finished goods and trading stock                                30,108,956.18       30,423,710.69       30,374,351.74
               Advance payments                                                    60,674.00           50,681.00           30,000.00
                                                                               -------------       -------------       -------------
                                                                               37,600,001.11       38,706,530.86       38,104,641.20
                                                                               -------------       -------------       -------------

           Other current assets                                                 6,618,609.99        2,650,316.35        2,439,118.42
                                                                               -------------       -------------       -------------
           Prepaid expenses                                                       154,427.86          125,847.92           99,400.24
                                                                               -------------       -------------       -------------

                                                                               70,439,207.75       59,305,504.41       55,885,624.33
                                                                               -------------       -------------       -------------

II    INVESTMENTS
      -----------

           Shares in affiliated companies                                         325,091.09          325,091.09          325,091.09
           Investments                                                            105,589.89          248,698.39          248,698.39
           Other loans                                                            332,407.18          314,179.69          260,361.38
                                                                               -------------       -------------       -------------
                                                                                  763,088.16          887,969.17          834,150.86
                                                                               -------------       -------------       -------------

III   PROPERTY, LAND AND EQUIPMENT
      ----------------------------

           Land and buildings                                                  10,456,925.34        7,025,270.98        6,724,138.95
           Furniture and equipment                                              1,007,563.38          905,841.33          942,895.70
                                                                               -------------       -------------       -------------
                                                                               11,464,488.72        7,931,112.31        7,667,034.65
                                                                               -------------       -------------       -------------

IV    INTANGIBLE ASSETS
      -----------------

           Licenses and similar rights and
               licenses to such rights                                          2,450,200.52        2,567,178.88        2,394,768.00
           Goodwill                                                             5,372,126.83        4,875,629.29        4,379,132.09
           Advances paid on intangible assets                                   1,083,136.73        1,099,869.72        1,297,294.50
                                                                               -------------       -------------       -------------
                                                                                8,905,464.08        8,542,677.89        8,071,194.59
                                                                               -------------       -------------       -------------
V     OTHER ASSETS
      ------------
           Non-current receivables                                                      0.00                0.00           12,999.24


      TOTAL ASSETS                                                             91,572,248.71       76,667,263.78       72,471,003.67
                                                                               =============       =============       =============

     LIABILITIES AND SHAREHOLDERS' EQUITY                                     1993                 1994                     1995
     ------------------------------------                                      DM                   DM                       DM
                                                                         -------------         -------------           -------------
I     LIABILITIES
      -----------

       Current Liabilities:
           Bank loans and overdrafts                                     2,525,087.20           4,693,618.31           3,576,594.58
           Notes payable                                                   863,150.00                   0.00             100,000.00
           Accounts payable                                             10,907,223.66          11,011,819.92          13,777,341.81
           Accounts due to affiliated companies                            331,856.89             249,010.33             278,644.69
           Accounts due to other group companies                                 0.00             257,729.47           1,051,514.16
           Deferred subscription revenues                               26,337,004.10          20,654,379.63          22,231,449.79
           Liabilities due to shareholders                               3,951,866.55             630,169.40           4,382,584.39
           Other accruals                                                6,344,361.65           5,649,297.31           5,110,767.21
           Other liabilities                                             2,816,885.36           2,855,584.10           3,332,131.30
                                                                       --------------          -------------          -------------
                                                                        54,077,435.41          46,001,608.47          53,841,027.93
                                                                       --------------          -------------          -------------
       Deferred items                                                       19,224.94              69,462.17              46,753.89
                                                                       --------------          -------------          -------------
       Long-term debt

           Subordinated loan                                            27,738,965.33                   0.00                   0.00
           Bank loans                                                    5,385,000.00           1,740,000.00           1,200,000.00
           Liabilities due to shareholders                               4,000,000.00           4,000,000.00                   0.00
           Accrued pensions                                             16,681,476.00          17,564,127.00          17,525,362.00
                                                                       --------------          -------------          -------------
                                                                        53,805,441.33          23,304,127.00          18,725,362.00
                                                                       --------------          -------------          -------------

                                                                       107,902,101.68          69,375,197.64          72,613,143.82
                                                                       --------------          -------------          -------------

II    SHAREHOLDERS' EQUITY
      --------------------

       Capital stock                                                     2,650,000.00           4,687,500.00           4,687,500.00
       Additional paid-in capital                                        1,350,000.00          26,798,028.78          26,798,028.78
       Accumulated deficit                                             (21,607,881.16)        (25,427,414.70)        (33,286,870.03)
       Cumulative translation adjustment                                 1,278,028.19           1,233,952.06           1,659,201.10
                                                                       --------------          -------------          -------------

                                                                       (16,329,852.97)          7,292,066.14            (142,140.15)
                                                                       --------------          -------------          -------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                              91,572,248.71          76,667,263.78          72,471,003.67
                                                                       ==============          =============          =============



         The accompanying notes are an integral part of these statements.

                 VCH VERLAGSGESELLSCHAFT MBH, WEINHEIM, GERMANY
                 ----------------------------------------------

 CONSOLIDATED INCOME STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
 -----------------------------------------------------------------------------------





                                                                            1993                   1994                   1995
                                                                             DM                     DM                     DM
                                                                      ----------------       ----------------        ---------------
Net sales                                                              100,745,115.42          94,154,574.59          97,264,431.00
Cost of sales                                                          (43,756,422.35)        (38,702,659.45)        (39,249,115.00)
                                                                       --------------          -------------          -------------

Gross margin                                                            56,988,693.07          55,451,915.14          58,015,316.00

Selling, general and administrative expenses                           (60,752,629.94)        (64,526,960.34)        (63,513,054.62)
Amortization of intangibles                                             (2,325,553.50)         (1,413,382.70)         (1,535,846.24)
                                                                       --------------          -------------          -------------

Total expense                                                          (63,078,183.44)        (65,940,343.04)        (65,048,900.86)

Unusual items                                                            5,722,898.21           5,292,544.05            (731,000.00)
Other income                                                             4,791,415.64           3,938,438.35           1,675,971.53
                                                                       --------------          -------------          -------------

Operating income (loss)                                                  4,424,823.48          (1,257,445.50)         (6,088,613.33)

Interest income and other                                                  101,311.38             112,177.96             162,407.00
Interest and similar expenses                                           (5,245,563.68)         (2,647,142.28)         (1,528,876.00)
                                                                       --------------          -------------          -------------

Loss before taxes                                                         (719,428.82)         (3,792,409.82)         (7,455,082.33)

Provision for taxes                                                        (19,837.54)            (27,123.72)           (404,373.00)
                                                                       --------------          -------------          -------------

Net loss                                                                  (739,266.36)         (3,819,533.54)         (7,859,455.33)
                                                                       ==============          =============          =============




           The accompanying notes are an integral part of these statements.

                 VCH VERLAGSGESELLSCHAFT MBH, WEINHEIM, GERMANY
                 ----------------------------------------------

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
            ---------------------------------------------------------

                                                         YEAR ENDED DECEMBER 31, 1993, 1994, 1995

                                                        1993                1994              1995
                                                         DM                  DM                DM
                                                --------------------------------------------------------
CAPITAL STOCK
    Beginning balance                                2,650,000.00       2,650,000.00     4,687,500.00
    Additions                                                0.00       2,037,500.00             0.00

                                                --------------------------------------------------------
    Ending balance                                   2,650,000.00       4,687,500.00     4,687,500.00
                                                --------------------------------------------------------

ADDITIONAL PAID IN
    CAPITAL
    Beginning balance                                1,350,000.00       1,350,000.00    26,798,028.78
    Additions                                                0.00      25,448,028.78             0.00

                                                --------------------------------------------------------
    Ending balance                                   1,350,000.00      26,798,028.78    26,798,028.78
                                                --------------------------------------------------------

ACCUMULATED DEFICIT
    Beginning balance                              (20,868,614.80)    (21,607,881.16)  (25,427,414.70)
    Net loss                                          (739,266.36)     (3,819,533.54)   (7,859,455.33)

                                                --------------------------------------------------------
    Ending balance                                 (21,607,881.16)    (25,427,414.70)  (33,286,870.03)
                                                --------------------------------------------------------

CUMULATIVE
    TRANSLATION
    ADJUSTMENT
    Beginning balance                                1,760,729.96       1,278,028.19     1,233,952.06
    Current year adjustm.                             (482,701.77)        (44,076.13)      425,249.04

                                                --------------------------------------------------------
    Ending balance                                   1,278,028.19       1,233,952.06     1,659,201.10
                                                --------------------------------------------------------

TOTAL SHAREHOLDERS'
    EQUITY (DEFICIT)                               (16,329,852.97)      7,292,066.14      (142,140.15)
                                                ========================================================



        The accompanying notes are an integral part of these statements.


                 VCH VERLAGSGESELLSCHAFT MBH, WEINHEIM, GERMANY
                 ----------------------------------------------

  CONSOLIDATED STATEMENTS OF CASH-FLOWS AS OF DECEMBER 31, 1993, 1994 AND 1995
  ----------------------------------------------------------------------------

                                                                                 1993                1994                  1995
                                                                                  DM                  DM                    DM
                                                                           ---------------------------------------------------------
Operating activities
- --------------------

    Net loss                                                                 (739,266.36)        (3,819,533.54)       (7,859,455.33)

    Adjustments to reconcile net income to net cash
        provided by operating activities
        Gain on sale of medical list                                       (5,722,898.21)                 0.00                 0.00
        Gain on sale of property                                                    0.00         (5,462,544.00)                0.00
        Depreciation and amortization                                       3,348,839.94          2,531,480.88         2,324,620.61
    Changes in certain assets and liabilities:
           Accounts receivable                                               (143,020.72)         1,731,597.49         2,821,526.02
           Inventories                                                     (1,856,207.90)        (1,106,529.75)          601,889.66
           Accounts payable                                                (3,896,237.35)        (6,266,295.30)        5,266,011.10
           Accrued pensions                                                    16,929.00            882,651.00           (38,765.00)
           Other accruals                                                     800,203.65           (695,064.34)         (538,530.10)
           Prepaid expenses                                                    99,449.14             28,579.94            26,447.68
           Deferred items                                                         997.94             50,237.23           (22,708.28)
           Other current assets                                             1,629,816.01          3,968,293.64           211,197.93
           Other non-current assets                                                 0.00                  0.00           (12,999.24)
           Other current liabilities                                         (782,145.60)            38,698.74           476,547.20
                                                                           -------------         -------------         ------------
    Net cash flow from (used for) operating activities                     (7,243,540.46)        (8,118,428.01)        3,255,782.25
                                                                           -------------         -------------         ------------

Investing Activities
- --------------------


    Proceeds on sale of medical list                                       10,117,600.00                  0.00                 0.00
    Proceeds on sale of property                                                    0.00          8,500,000.00                 0.00
    Purchase of property, plant and equipment                                (423,397.00)          (844,240.00)         (655,991.00)
    Disposals of property, plant and equipment                                447,745.00             52,382.00             5,003.00
    Other                                                                    (737,743.00)        (1,159,978.00)       (1,060,563.00)
                                                                           -------------         -------------         ------------
    Net cash flow from (used for) investing activities                      9,404,205.00          6,548,164.00        (1,711,551.00)
                                                                           -------------         -------------         ------------

Financing Activities
- --------------------

    Cash financing activities

    Accounts due from other group companies                                    (5,556.77)          (350,895.24)             (341.35)
    Accounts due from shareholders                                            119,088.00                  0.00                 0.00
    Liabilities due to shareholders                                           139,303.55         (3,321,697.15)         (247,585.01)
    Increase (decrease) in short-term debt                                    799,087.20          2,168,531.11        (1,117,023.73)
    Increase (decrease) in subordinated loan                                2,972,032.33           (253,436.55)                0.00
    Increase (decrease) in bank loans                                      (2,584,840.00)        (3,645,000.00)         (540,000.00)
    Other long-term liabilties                                                (25,000.00)                 0.00                 0.00
                                                                           -------------         -------------         ------------
    Net cash flow from (used for) financing activities                      1,414,114.31         (5,402,497.83)       (1,904,950.09)
                                                                           -------------         -------------         ------------

subtotal                                                                    3,574,778.85         (6,972,761.84)         (360,718.84)
                                                                           -------------         -------------         ------------




                                        7

sub total                                                                   3,574,778.85         (6,972,761.84)         (360,718.84)
                                                                           -------------         -------------         ------------

Non-cash financing activities

    Decrease in subordinated loan                                                   0.00        (27,485,528.78)                0.00
    Increase in capital stock                                                       0.00          2,037,500.00                 0.00
    Increase in additional paid-in capital                                          0.00         25,448,028.78                 0.00
                                                                           -------------         -------------         ------------
                                                                                    0.00                  0.00                 0.00
                                                                           -------------         -------------         ------------

Effect of exchange rate changes on cash                                      (106,959.55)           110,104.58           602,241.40
- ---------------------------------------

Cash and Equivalents
- --------------------

    Net increase (decrease) in cash and equivalents                         3,467,819.30         (6,862,657.26)          241,522.56
    Cash and equivalents, beginning                                         4,431,151.00          7,898,970.30         1,036,313.04
                                                                           -------------         -------------         ------------
    Cash and equivalents, ending                                            7,898,970.30          1,036,313.04         1,277,835.60
                                                                           -------------         -------------         ------------

Supplemental disclosures
- ------------------------

    Interest paid                                                           4,856,260.00          2,468,840.00         1,776,461.00
    Income taxes paid                                                         428,411.00            458,089.50         1,101,748.00




The accompanying notes are an integral part of these statements.

                           VCH VERLAGSGESELLSCHAFT MBH
                                WEINHEIM/GERMANY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



(1)        ORGANIZATION AND NATURE OF BUSINESS

           VCH Verlagsgesellschaft mbH is an information provider in all fields of science publishing, journals, books and electronic media, particularly in the field of chemistry. The design and distribution of scientific software and of teaching and communication aids, as well as in the carrying out of all other business which is related to its actions in said fields or of such nature as to promote same. The company is the parent company of the group and assumes the function of a financial holding company for its subsidiaries. The company is based in Weinheim, Germany.


(2)        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Certain accounting policies applied by the company and its subsidiaries conform with generally accepted accounting principles in the countries where they are located, mainly in the Federal Republic of Germany and other European countries, but do not conform with generally accepted accounting principles in the United States. The financial statements as of and for the years ended December 31, 1993, 1994 and 1995 have been adjusted to comply with the United States generally accepted accounting principles for the use by the new majority shareholder in meeting certain reporting requirements in the United States and, accordingly, they state the assets, liabilities, shareholders' equity and revenues and expenses as adjusted for that purpose. All amounts are in Deutsche Marks (DM), the functional currency of the parent company.


a)         Foreign currencies

           The books and records of the companies in the group are maintained in several local currencies. Assets and liabilities of non-German operations were converted on the basis of the exchange rate on the balance sheet date, while revenues and expenses were translated at average rate of the year. The resulting net translation adjustments are recorded as a separate component of shareholders' equity.


b)         Principles of consolidation

           The Consolidated Financial Statements have been drawn up as of the end of each fiscal year by the Parent Company and they include the accounts of the Parent Company and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

           Due to their minor importance for the Group's asset, financial and profit situation Physik Verlag GmbH, Weinheim, Germany; Verlag Chemie GmbH, Weinheim, Germany; VCH Shuppan K.K., Tokyo, Japan and the 24 % share of Verlag Helvetica Chimica Acta AG, Basel, Switzerland were not included in the consolidated balance sheet. The 50% owned joint venture, Verlagsservice Sudwest GmbH, Waghausel, Germany was also not included.


c)         Accounts receivable

           Accounts receivable are net of allowance for doubtful accounts. In addition to specific allowances, a general allowance has been provided to cover the bad debt risk of accounts outstanding.


d)         Inventories

           Inventories are carried at historical cost and, if necessary, adjusted according to the lower of cost or market principle. A manufacturing overhead of 12% is allocated on the work-in-process and finished goods for the publications in 1991 and earlier years. For the publications in 1992 and following an average manufacturing overhead of 25% is used. Administration and marketing costs are not allocated to the inventories. An allowance is provided for slow moving and obsolete items.


e)         Property, plant and equipment

           Property, plant and equipment are carried at cost. Major additions and improvements are capitalized, while maintenance and repairs which do not improve or extend the useful lives of the respective assets are expensed in the year of incurrence. Retirements and disposals are removed from cost and accumulated depreciation accounts, with the resulting gain or loss reflected in the income statement.

           Depreciation on assets are calculated using the declining balance method over the useful lives of the assets. The maximum depreciation rate amounts to three times of the amount according to the straight-line method but must not exceed 30 % of acquisition cost in the year of acquisition of the asset. In the second and following years the remaining book value is the basis to calculate the depreciation according to the declining-balance method. A change to the straight-line method is made when the amount depreciated according to the straight-line method is higher than according to the declining-balance-method. In case of buildings the depreciation is computed using the straight-line method. The following estimated useful lives have been used in the calculations:

                                                    Useful life in years
                                                    --------------------

           Buildings                                           50
           Machinery and equipment                             4 to 10
           Office equipment and other assets                   4 to 10


f)         Intangible assets and goodwill

           Intangible assets mainly consisting of publication rights are amortized over the estimated useful lives ranging from 4 to 15 (goodwill) years.

g)         Investments

           Investments in unconsolidated subsidiary companies are stated at cost which approximates equity.


h)         Research and development

           Research and development costs are expensed as incurred. The costs relate mainly to the activities of the subsidiary Chemical Concepts GmbH, Weinheim, Germany.


i)         Pensions

           Provisions for pensions are based upon an actuarial computation of future employee benefits derived from the company's pension plans.

           Pension benefits are based on years of service and for certain plans on average compensation immediately preceding retirement. Pension expense/(income) is determined in accordance with Statements of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions". The pension plans are not funded.


j)         Other accrued expenses

           Other accrued expenses consider all estimated expenses incurred until the balance sheet date, but not yet billed or paid, including vacation, overtime accruals and anniversary payments.


k)         Income taxes

           Deferred income taxes arise from timing differences between financial and tax accounting and principally relate to provisions for pensions.

           The company and some of its subsidiaries created significant tax loss carryforwards during the periods under report. No deferred tax assets have been created because of uncertainties on how and when benefits from such loss carryforwards will be utilized.


l)         Recognition of revenues and income

           Revenues and related expenses are recognized when earned and incurred, respectively.

m)         Subsidies

           Subsidies obtained in connection with development of electronic media are taken into income according to the related expenses incurred.

(3)        INVESTMENTS (all amounts in KDM)

           The investments in affiliated companies consisted of the following:

                                                                 Dec. 31, 1993      Dec. 31, 1994    Dec. 31, 1995
                                                               ----------------   ---------------- ---------------

             Shares in affiliated companies                                325                325             325
             Investments in affiliated companies                           106                249             249
                                                               ----------------   ---------------- ---------------
             Total investments in affiliated companies
                                                                           431                574             574
                                                               ----------------   ---------------- ---------------
             Other loans                                                   332                314             260
                                                               ----------------   ---------------- ---------------

             Total investments                                             763                888             834
                                                               ================   ================ ===============

           The shares in affiliated companies are 100 % owned subsidiaries which were, due to their minor importance, not included in the consolidated financial statements.

           Investments in affiliated companies represent the 50 % interest in the joint venture (Verlagsservice Sudwest GmbH, Waghausel, Germany) as well as the 24 % interest acquired in fiscal year 1994 in the Verlag Helvetica Chimica Acta AG, Basel, Switzerland.

           Other loans reflect the loans granted to several employees. The interest rate amounted from 4.0 to 6.0 % p.a.


(4)        PROPERTY, PLANT AND EQUIPMENT (all amounts in KDM)

                                                                    Dec. 31, 1993        Dec. 31, 1994         Dec. 31, 1995
                                                             --------------------- -------------------- ---------------------
             Cost:
             Land and buildings                                            14,728               10,909                10,798
             Furniture and equipment                                        5,802                5,964                 6,452
                                                             --------------------- -------------------- ---------------------
                                                                           20,530               16,873                17,250
             Less: accumulated depreciation                                (9,065)              (8,942)               (9,583)
             -----
                                                             --------------------- -------------------- ---------------------

             Property, Plant and Equipment,  net:
                                             ---                           11,465                7,931                 7,667
                                                             ===================== ==================== =====================


(5)        INTANGIBLE ASSETS (all amounts in KDM)

                                                                  Dec. 31, 1993           Dec. 31, 1994          Dec. 31, 1995
                                                             ------------------------ ----------------------- ---------------------
             Cost:
             Licenses and similar rights and licenses to
             such rights                                                       7,130                   8,159                 8,934
             Goodwill                                                         14,977                  14,834                14,614
             Advances paid on intangible assets
                                                                               1,083                   1,100                 1,297
             Less: accumulated depreciation                                  (14,285)                (15,550)              (16,774)
             -----
                                                             ------------------------ ----------------------- ---------------------

             Intangible assets - net:                                          8,905                   8,543                 8,071
                                 ----
                                                             ======================== ======================= =====================

(6)        SUBORDINATED LOAN (all amounts in KDM)

                                                                  Dec. 31, 1993           Dec. 31, 1994          Dec. 31, 1995
                                                             ------------------------ ----------------------- ---------------------

             subordinated loan                                                27,739                       0                     0
             Less: current maturity                                                0                       0                     0
             -----
                                                             ------------------------ ----------------------- ---------------------

                                                                              27,739                       0                     0
                                                             ======================== ======================= =====================

           The subordinated loan granted by OROPEL S.A., Panama, of KDM 20,000 includes the accumulated interest of KDM 7,739. Until maturity date, December 31, 1997, the interest rate amounted to 12 % p.a. In 1993, the interest expenses amounts to KDM 2,972.

           In fiscal year 1994 a change in debtor from OROPEL to VCH Publishers Limited, Dover, Delaware, USA took place. In a next step, this loan was transferred by the amount of KDM 2,038 into capital stock and KDM
           25.448 into additional paid-in capital.

           The remaining amount of KDM 1,454 was paid back to the shareholder, VCH Publishers Limited, Dover, Delaware, USA, in 1994.


(7)        LIABILITIES DUE TO SHAREHOLDERS (all amounts in KDM)

                                              Dec. 31, 1993                 Dec. 31, 1994                Dec. 31, 1995
                                       ----------------------------- ---------------------------- -----------------------------

           Loans                                              4,000                        4,000                         4,000
           Less: current maturities                               0                            0                        (4,000)
           -----
                                       ----------------------------- ---------------------------- -----------------------------

                                                              4,000                        4,000                             0
                                       ============================= ============================ =============================

           A loan of KDM 4,000 was granted by a shareholder, bearing interest at 9% p.a. until maturity day on April 30, 1996.

           Interest expenses amounted to KDM 360 for the years 1993 to 1995.

(8)      LIABILITIES DUE TO BANKS (all amounts in KDM)

                                                                    Dec. 31, 1993          Dec. 31, 1994          Dec. 31, 1995
                                                            ---------------------- ---------------------- ----------------------

           Loans                                                            6,960                  2,280                  1,740
           Less: current maturities                                        (1,575)                  (540)                  (540)
           -----
                                                            ---------------------- ---------------------- ----------------------

           Total long-term bank loans                                       5,385                  1,740                  1,200
                                                            ---------------------- ---------------------- ----------------------

           Current maturities of long-term debt
                                                                            1,575                    540                    540
           Overdrafts                                                         950                  4,154                  3,037
                                                            ---------------------- ---------------------- ----------------------

           Total current liabilities due to banks
                                                                            2,525                  4,694                  3,577
                                                            ---------------------- ---------------------- ----------------------

           Total liabilities due to banks                                   7,910                  6,434                  4,777
                                                            ====================== ====================== ======================

           As of December 31, 1993, the long-term liabilities consist of four loans, bearing interest at fixed rates ranging from 5.75 % p.a. to
           9.45 % p.a. The loans are secured by mortgages.

           In fiscal year 1994 two loans were prematurily paid back. The interest expenses on the loans amounted to KDM 659 in 1993, KDM 583 in 1994 and KDM 202 in 1995.


(9)        MATURITIES AND SHORT TERM CREDITS (all amounts in KDM)

           a) Maturity

           The long term liabilities, resulting from liabilities due to shareholders and due to banks, mature in the following years subsequent to balance sheet:

                                                               December 31, 1995
                                                        ------------------------

           first year - current maturities                                4,540
                                                        ------------------------

           second year                                                      240
           third year                                                       240
           fourth year                                                      240
           fifth year                                                       240
           thereafter                                                       240
                                                        ------------------------
                                                                          1,200
                                                        ------------------------

                                                                          5,740
                                                        ========================

           b) Short-term credits

           The company has credit lines with several banks for short-term loans and overdrafts.

                                             Dec. 31, 1993                   Dec. 31, 1994                   Dec. 31, 1995
                                     ------------------------------- ------------------------------- -------------------------------
           Available credit lines                             9,000                          10,000                          12,000
           Usage of credit lines                                950                           4,154                           3,037
           Average interest rate                              10.20                            9.80                            8.88
           Unused credit lines                                8,050                           5,846                           8,963
                                     ------------------------------- ------------------------------- -------------------------------

           After the balance sheet date the available credit lines were reduced from KDM 12,000 to KDM 6,000 until March 30, 1996.

           From April 1 to August 31, 1996 the available credit lines amount to KDM 8,000.

           In addition, the company started in 1995 to make use of factoring without recourse. This financing source was used until the end of June 1996.


(10)       PENSION BENEFITS

           The company and one of its subsidiaries have established non-contributory pension plans which are unfunded and result in the following accruals recognized in the balance sheet:

                                                                               (all amounts in KDM)

                                                         Dec. 31, 1993            Dec. 31, 1994           Dec. 31, 1995
                                                   ------------------------ ------------------------ -------------------------

           VCH Verlagsgesellschaft mbH                              16,389                   17,250                    17,197
           Subsidiary                                                  128                      142                       156
           Provision for pension insurance (PSV)
                                                                       164                      172                       172
                                                   ------------------------ ------------------------ -------------------------

           Total accrued pensions                                   16,681                   17,564                    17,525
                                                   ======================== ======================== =========================

           The company maintains a general pension plan granting fixed amounts which are adjusted annually according to the years of services rendered. Some executives have individual pension agreements with individual conditions. The benefits include old-age pensions, disability pensions and pensions to widows, widowers and infants.

           Each company in Germany which has a pension plan has to pay annual contributions to the union for pension insurance (PSV). The PSV pays for companies which are unable to fulfil their pension obligations, e.g. in case of bankruptcy, and allocates the related cost to the German companies.

           The allocations are made for the obligations related to retired employees in the year when such obligations are transferred to PSV. The obligations related to vested rights of still active employees or former employees are allocated at the time when such employees are retiring.

           The vested benefit obligations of all plans as of the respective balance sheet dates are as follows:

                                                                                    (all amounts in KDM)

                                                              Dec. 31, 1993            Dec. 31, 1994              Dec. 31, 1995
                                                         ------------------------ ------------------------ -------------------------
           Vested benefit obligation                                      15,570                   16,520                    16,530
                                                         ======================== ======================== =========================

           The discount rate, assumed rate of increase in future compensation levels and the assumed rate of increase in future annuities used in determining the actuarial present value of benefit obligations were
           6.5 %, 3.25 % and 2.75 % respectively, for all periods.

           Service costs and interest costs for the defined benefit plans were as follows:

                                                                      1993                     1994                   1995
                                                             ------------------------ ----------------------- ---------------------
             service costs                                                       410                     451                   386
             interest costs                                                      985                   1,072                 1,128
                                                             ------------------------ ----------------------- ---------------------

           Total expense for pension plans and profit sharing and savings plan amounted to KDM 1,720 in 1993, KDM 1,740 in 1994, and KDM 1,690 in 1995.

(11)       INCOME TAXES

           The company and its subsidiaries are subject to income taxes under the rules of the countries in which they are located. The income tax rates principally vary from 34 % to 57 %. The parent company represents the most significant component of the group and is subject to two types of income-based taxes in Germany.

           German trade tax on income is levied on a company's taxable income adjusted for certain revenues which are not taxable for trade tax purposes and for certain expenses which are not deductible for trade tax purposes. The trade tax rate is dependent on the municipalities in which the company operates. The average statutory trade tax rate was approximately 15% for all years under report. Trade tax is deductible for corporate income tax purposes.

           Corporate income tax in Germany is levied at 36 % (1993) /30 % (1994 and following) on the portion of taxable income which will be distributed as dividends and at 50 % (1993) /45 % (1994 and following) on that portion of taxable income which will be retained in the company.

           Beginning January 1, 1995 a surcharge of 7.5 % on corporate income tax has been implemented for an indefinite period of time related to reunification costs.

           The result of the latest regular tax audit in Germany for the years 1989 to 1992 was reflected (total effect of additional taxes: KDM
           813) in the financial statements of 1995. Tax assessment for the Company and several subsidiaries for the period ending December 31, 1992 are not final due to the fact that tax authorities did not issue the final version of the tax field audit report yet.

           The income taxes shown in the reported years are not significant. The company and some of its subsidiaries created significant tax loss carryforwards during those periods. No deferred tax assets have been created for theses losses because of uncertainties on how and when benefits from such loss carryforwards will be utilized. The net operating loss carryforwards of the company for income tax purposes in Germany amounted to approximately DM 21.1 million for corporate income tax and DM 41.4 million for trade tax on income as of December 31, 1995.

           The net operating loss carryforward of the United Kingdom subsidiaries for income purposes amounted to approximately British pound 2.3 million as of December 31, 1995. The net operating loss carryforwards of the subsidiary in the United States of America for income tax amounted to approximately US $ 1.5 million as of December 31, 1995.


(12)       NET SALES (all amounts in KDM)

           The geographic breakdown of net sales during the reporting periods is as follows:

                                                                      1993                     1994                   1995
                                                               -------------------      -------------------    --------------------
           Domestic (Germany)                                              85,982                   85,731                  89,558
           Foreign                                                         51,270                   45,143                  45,206
           Less: intercompany sales                                       (36,507)                 (36,719)                (37,500)
           -----
                                                               -------------------      -------------------    --------------------

           Total sales                                                    100,745                   94,155                  97,264
                                                               ===================      ===================    ====================


(13)       UNUSUAL ITEMS (all amounts in KDM)

                                                                      1993                     1994                    1995
                                                               -------------------      -------------------     -------------------

             Sale of the medical list                                       5,723                        0                       0
             Sale of Property                                                   0                    5,463                       0
             Loss from foreign currency transactions                            0                    (170)                   (731)
                                                               -------------------      -------------------     -------------------

                                                                            5,723                    5,293                   (731)
                                                               ===================      ===================     ===================

           VCH medical list
           ----------------

           In December 1993 VCH disposed of its entire medical list. After allowing for inventory and goodwill write-offs of KDM 4,659, the profit on disposal amounted to KDM 5,549.

           Property
           --------

           In July 1994, the company sold its premises in Berlin. The gain on disposal amounted to KDM 5,463.

           Swap arrangements
           -----------------

           The currency losses in 1994 and 1995 result from a series of US Dollar swap arrangements undertaken by the company during a period of high rate volatility - a 10% swing.

(14)       OTHER INCOME

           Other income includes subsidies from the German Government (1993: KDM 1,862; 1994: KDM 1,411; 1995: KDM 723) to reimburse for expenditures, mainly payroll costs, related to the development of electronic media. In 1995 the decrease in other income mainly was due to lower subsidies and adjustments regarding to US-GAAP reconciliation.


(15)       COMMITMENTS AND CONTINGENT LIABILITIES

           a) Lease commitments and long-term rental agreements

           The company leases certain offices, machines and office equipment under noncancelable operating lease agreements with aggregate annual future minimum lease payments. Lease expenses under these contracts approximate:

                        fiscal years                         KDM
           ---------------------------------------- ---------------------

           1996                                                    3,488
           1997                                                    2,519
           1998                                                    2,150
           1999                                                    1,226
           2000 and thereafter                                     3,558
                                                    ---------------------

                                                                  12,941
                                                    =====================


           b) Contingent liabilities (all amounts in KDM)

           The VCH together with its 50 % Partner, has provided a general guarantee in respect of Verlagsservice Sudwest GmbH, their jointly owned book and journal distribution center. Its obligations were as follows:

                       Dec. 31, 1993                Dec. 31, 1994                 Dec. 31, 1995
                   -----------------------      -----------------------       ---------------------
                            296                          151                            0
                   =======================      =======================       =====================


(16)       SHAREHOLDERS' EQUITY

           The fully paid capital stock amounts to DM 2,650,000 (Dec. 31, 1993), DM 4,687,500 (Dec. 31, 1994 and Dec. 31, 1995) and is held as follows:

                                                                              Dec. 31, 1993       Dec. 31, 1994      Dec. 31, 1995
                                                                                   DM                  DM                  DM
                                                                          ------------------- ------------------- ------------------
           Gesellschaft Deutscher Chemiker e.V.,
           Frankfurt am Main, Germany                                          1,687,500            1,687,500           1,687,500
           VCH Publishing Limited Partnership, Dover,
           USA                                                                   775,000            2,812,500           2,812,500
           Deutsche Pharmazeutische Gesellschaft e.V.,
           Berlin, Germany                                                       187,500              187,500             187,500
                                                                          ------------------- ------------------- ------------------

                                                                               2,650,000            4,687,500           4,687,500
                                                                          =================== =================== ==================


           The shareholders' equity reflects the share capital of the parent company and paid-in surplus and retained earnings of the group. In 1994, the share capital has been increased by DM 2,037,500. The increase was made by VCH Publishing Limited Partnership by a respective debt forgiveness. The debt forgiveness in excess of the share capital was reported as additional paid-in surplus (DM 25,448,029).


(17)       SUBSEQUENT EVENTS

           On May 7, 1996 John Wiley & Sons Inc., a New York listed publishing company acquired 90 % of the shares of the VCH Verlagsgesellschaft mbH, Weinheim. The purchase was officially sanctioned by the German 'Kartellamt' (antitrust division) on June 12, 1996.

           Since the acquisition, John Wiley and Sons Inc. has provided VCH Publishing group with DM 18 million which has allowed VCH to clear all its long-term debts due to banks and shareholders. Additionally, John Wiley & Sons Inc. has indicated its intention to strenghten the financial position of VCH by providing sufficient financing.

ITEM 7(B).        PRO FORMA FINANCIAL INFORMATION

                  INTRODUCTION

                  The following unaudited pro forma financial information gives effect to the acquisition on June 13, 1996 by John Wiley & Sons, Inc. ("Wiley") of a 90% interest in the German based VCH Publishing Group (VCH) through the purchase of 90% of the shares of VCH Verlagsgesellschaft mbH for approximately $99 million in cash, including estimated expenses.

                  The unaudited pro forma statements have been prepared by Wiley based on purchase accounting and upon assumptions deemed proper by Wiley. The pro forma calculations presented are shown for comparative purposes only, and it should be noted that Wiley's financial statements will reflect the effects of the acquisition of VCH only since date of acquisition in June, 1996.

                  For purposes of calculating the pro forma financial information, a portion of the cost in excess of historical book values has been allocated to the various assets acquired and liabilities assumed on the basis of preliminary estimated fair values. In addition, Wiley intends to dispose of certain VCH operations which have not been segregated as the effect would not be material to the information presented. The pro forma adjustments are based on preliminary estimates and assumptions, and actual adjustments may differ as a result of changes due to appraisals and evaluations of VCH's assets and liabilities and tax regulations. At this time, it is anticipated that any changes will not have a material effect in the aggregate on the information presented.

                  For the unaudited pro forma condensed combined financial information, certain VCH amounts have been reclassified to conform to the Wiley presentation. It is possible that a more detailed evaluation may result in different reclassifications of VCH accounts or in other changes in its accounting principles to conform with Wiley.

                  The unaudited pro forma condensed combined statement of financial position which follows, combines the audited consolidated statement of financial position of Wiley and the unaudited statement of financial position of VCH as of April 30, 1996, as if the acquisition had been consummated on April 30, 1996. The information presented does not purport to reflect the financial position of Wiley as of April 30, 1996 had Wiley acquired VCH on that date, or the financial position of Wiley at any future date.

                  The unaudited pro forma condensed combined statement of income which follows, presents the combined results of operations of Wiley and VCH for the year ended April 30, 1996, based on the audited results of operations for Wiley and the unaudited results of operations for VCH for such year, as if the acquisition had been consummated as of May 1, 1995. The results shown are not necessarily indicative of the actual results that would have been obtained had the acquisition been consummated as of May 1, 1995, or of future results of operations of the combined companies.

                  The statements that follow should be read in conjunction with the above and the Notes to the Unaudited Pro Forma Condensed Combined Financial Information, and the historical financial statements and notes thereto of Wiley and VCH.

                JOHN WILEY & SONS, INC. AND VCH PUBLISHING GROUP
          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                                 APRIL 30, 1996
                                    UNAUDITED
                             (Dollars in Thousands)


                                                                                                    Pro Forma              Pro Forma
                                                                      Wiley             VCH         Adjustments            Combined
                                                                      -----             ---         -----------            --------
Assets
Current Assets
     Cash and cash equivalents                               $          55,284             276              -               55,560
     Accounts receivable                                                60,276          10,418           (702) (A)          69,992
     Inventories                                                        43,981          23,569        (11,652) (A)          55,898
     Deferred income tax benefits                                        7,677               -         13,308  (A)          20,985
     Prepaid expenses & Other Assets                                     3,413           1,560              -                4,973
                                                               --------------------------------------------------------------------
     Total Current Assets                                              170,631          35,823            954              207,408
                                                               --------------------------------------------------------------------

Product Development Assets                                              30,282               -              -               30,282
Property and Equipment                                                  22,989           5,041              -               28,030
Intangible Assets                                                       52,394           4,254        110,775  (A)         167,423
Other Assets                                                             8,205             632              -                8,837
                                                               --------------------------------------------------------------------
     Total Assets                                            $         284,501          45,750        111,729              441,980
                                                               ====================================================================

Liabilities and Shareholders' Equity
Current Liabilities
Notes payable and current portion of long-term debt          $               -           9,861         (9,861) (B)               -
Accounts and royalties payable                                          36,952           5,525              -               42,477
Deferred subscription revenues                                          71,999          17,452              -               89,451
Accrued income taxes                                                     5,068             549              -                5,617
Other accrued liabilities                                               25,097           3,842          9,355  (A)          38,294
                                                               --------------------------------------------------------------------
Total Current Liabilities                                              139,116          37,229           (506)             175,839
                                                               --------------------------------------------------------------------

Long-Term Debt                                                               -               -        108,861  (B)         108,861
Other Long-Term Liabilities                                             14,994           9,650          2,232  (A)          26,876
Deferred Income Taxes                                                   12,409              13              -               12,422

Shareholders' Equity
     Common stock                                                       20,498           3,062         (3,062) (C)          20,498
     Additional paid-in capital                                         31,615          17,504        (17,504) (C)          31,615
     Retained earnings (deficit)                                       106,716         (21,708)        21,708  (C)         106,716
     Cumulative translation adjustment                                  (3,086)              -              -               (3,086)
     Unearned deferred compensation                                     (4,268)              -              -               (4,268)
                                                               --------------------------------------------------------------------
                                                                       151,475          (1,142)         1,142  (C)         151,475
     Less Treasury shares                                              (33,493)              -              -              (33,493)
                                                               --------------------------------------------------------------------
     Total Shareholders' Equity                                        117,982          (1,142)         1,142  (C)         117,982
                                                               --------------------------------------------------------------------
     Total Liabilities and Shareholders' Equity              $         284,501          45,750        111,729              441,980
                                                               ====================================================================



The accompanying introduction and notes are an integral part of this statement.


                JOHN WILEY & SONS, INC. AND VCH PUBLISHING GROUP
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED APRIL 30, 1996
                                    UNAUDITED
                  (Dollars in Thousands Except Per Share Data)


                                                                                                    Pro Forma             Pro Forma
                                                                       Wiley             VCH        Adjustments            Combined
                                                                       -----             ---        -----------            --------
Revenues                                                     $         362,704          67,280                             429,984
     Costs and Expenses
     Cost of sales                                                     126,718          28,973              -              155,691
     Operating and administrative expenses                             198,494          40,140              -              238,634
     Amortization of intangibles                                         4,537             333          3,501  (E)           8,371
                                                               --------------------------------------------------------------------
     Total Costs and Expenses                                          329,749          69,446          3,501     -        402,696
                                                               --------------------------------------------------------------------

Operating Income (Loss)                                                 32,955          (2,166)        (3,501)              27,288

Interest Income and Other                                                6,211                                               6,211
Interest Expense                                                          (368)         (1,258)        (6,634) (D)          (8,260)
                                                               --------------------------------------------------------------------
Interest Income (Expense) - Net                                          5,843          (1,258)        (6,634)              (2,049)
                                                               --------------------------------------------------------------------

Income (Loss) Before Taxes                                              38,798          (3,424)       (10,135)              25,239
Provision (Benefit) for Income Taxes                                    14,118             626         (4,802) (F)           9,942
                                                               --------------------------------------------------------------------

Net Income (Loss)                                            $          24,680          (4,050)        (5,333)              15,297
                                                               --------------------------------------------------------------------

Income per Share
     Primary and Fully Diluted                               $            1.49                                                 .92

Average Shares Used in Computation
     Primary                                                        16,560,114                                          16,560,114
     Fully Diluted                                                  16,583,389                                          16,583,389




The accompanying introduction and notes are an integral part of this statement.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
                    ----------------------------------------


1.      Pro Forma Adjustments
        ---------------------

The following notes describe the pro forma adjustments to the unaudited pro forma condensed combined balance sheet reflecting the acquisition of VCH as though it was consummated as of April 30, 1996:

(A) To allocate the purchase price paid, including estimated expenses, of approximately $99 million and to adjust VCH's assets and liabilities based on preliminary estimates of fair values including:

         - reduction in inventory values to conform with Wiley's accounting policies and preliminary estimates of net realizable values.
         - recognition of costs to be paid in connection with the acquisition.
         - recognition of appropriate deferred tax benefits.

(B) To reflect borrowings of $108.9 million to finance the acquisition and to refinance the existing debt of VCH. The transaction was initially financed through available cash balances, existing lines of credit, and a $75 million bridge line of credit. Wiley is currently in the process of refinancing the transaction.

(C)      To eliminate the equity accounts of VCH.

The following notes describe the pro forma adjustments to the unaudited pro forma condensed combined statements of income reflecting the acquisition of VCH as though it was consummated as of May 1, 1995.

(D) To reflect additional interest expense assumed to have been incurred on the borrowings to finance the acquisition and to refinance VCH debt. For purposes of the pro forma results of operations, an average effective interest rate of 7.25% was used. If the financing is floating rate, interest expense could change by approximately $136,000 per year for each one-eighth percent change in interest rates.

(E) To reflect the amortization of intangible assets arising from the allocation of the purchase price and adjustments to VCH's assets and liabilities based on preliminary estimates of fair values. The values assigned to acquired publication rights, goodwill and other intangible assets are being amortized over an estimated average life of 30 years.

(F) To record the estimated income tax effects of the pro forma adjustments.


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


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    John Wiley & Sons, Inc.




                                             /S/    Robert D. Wilder
                                                    ----------------
                                                    Robert D. Wilder
                                                    Executive Vice President and
                                                    Chief Financial Officer






Date:  August 27, 1996








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